UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 11, 2025

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2025, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P,”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through A.G.P., up to $150.0 million of shares of its common stock, par value $0.001 per share (the “Common Stock”).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, A.G.P. will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market (“Nasdaq”) to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, A.G.P. may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. A.G.P.’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company will pay A.G.P. a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide A.G.P. with customary indemnification and contribution rights. The Company has also agreed to reimburse A.G.P. for certain specified expenses.

Thee shares of Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-282270) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2024, and declared effective by the SEC on September 30, 2024, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement, dated June 11, 2025, filed with the SEC.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

A copy of the legal opinion and consent of Brownstein Hyatt Farber Schreck, LLP relating to the shares of Common Stock being offered and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.01.

Also on June 11, 2025, the Company entered into a purchase agreement, dated as of June 11, 2025 (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company will have the right, in its sole discretion, to sell to Lincoln Park up to $75.0 million of newly issued shares (the “Purchase Shares”) of Common Stock, subject to the satisfaction of the certain conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. The Purchase Agreement supersedes the prior purchase agreement between the Company and Lincoln Park, dated August 16, 2022.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement, dated as of June 11, 2025 with Lincoln Park, pursuant to which it agreed to take certain actions relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of the shares of Common Stock available for issuance under the Purchase Agreement (the “Registration Rights Agreement”).

Beginning on the Commencement Date (as defined below) and thereafter, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (a “Regular Purchase Notice”), directing Lincoln Park to purchase up to such number of shares of Common Stock equal to the quotient obtained by dividing (i) $500,000 by (ii) the applicable Purchase Price, as defined in the Purchase Agreement (the “Regular Purchase Amount”) provided that the closing sale price of the Common Stock on the purchase date is not below a threshold price set forth in the Purchase Agreement (a “Regular Purchase”). If the closing sale price of the Common Stock on the applicable purchase date is not below $30.00, the Regular Purchase Amount may be increased to such number of shares of Common Stock equal to the quotient obtained by dividing (i) $750,000 by (ii) the applicable Purchase Price. If the closing sale price of the Common Stock on the applicable purchase date is not below $40.00, the Regular Purchase Amount may be increased to such number of shares of Common Stock equal to the quotient obtained by dividing (i) $1,000,000 by (ii) the applicable Purchase Price. The above-referenced limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement. The Company may deliver a Regular Purchase Notice as frequently as every business day, subject to the satisfaction of the conditions set forth in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement or Registration Rights Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the Common Stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 1,470,703 shares (subject to adjustment as described above) of the Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $37.74 per share (which represents the lower of (A) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules).

In all cases, the Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 4.99% (which Lincoln Park may increase up to 9.99% upon 61 days’ prior written notice to us) of the then total outstanding shares of Common Stock.

The Company issued 48,708 shares of Common Stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement (the “Commitment Shares” and together with the Purchase Shares, the “Shares”).

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the filing with The Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the Shares, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. We anticipate that such conditions will be satisfied on or around June 11, 2025.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. Although the Company has agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, the Company did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction, other than the issuance of the Commitment Shares.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into substantially similar transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Registration Statement, and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or around the Commencement Date (the “Prospectus Supplement”).

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the SEC.

The foregoing summaries of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and Registration Rights Agreement, which are attached Exhibits 10.01 and 10.02, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

A copy of the legal opinion and consent of Brownstein Hyatt Farber Schreck, LLP relating to the shares of Common Stock being offered and sold pursuant to the Purchase Agreement is attached hereto as Exhibit 5.02.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	1.01	Sales Agreement, dated June 11, 2025, by and between Tonix Pharmaceuticals Holdings Corp. and A.G.P./Alliance Global Partners
	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP
	5.02	Opinion of Brownstein Hyatt Farber Schreck, LLP
	10.01	Purchase Agreement, dated June 11, 2025, by and between Tonix Pharmaceuticals Holding Corp. and Lincoln Park Capital Fund, LLC †
	10.02	Registration Rights Agreement, dated June 11, 2025, by and between Tonix Pharmaceuticals Holding Corp. and Lincoln Park Capital Fund, LLC †
	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)
	23.02	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.02)
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†          Certain portions of this exhibit, that are not material and would likely cause competitive harm to the registrant if publicly disclosed, have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 11, 2025	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer